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                                                                   Exhibit 10.08


                                                                  EXECUTION COPY


                                                         AGREEMENT NO. PA-011008

                           ISECURETRAC(TM) CORPORATION
                             5022 South 114th Street
                                 Omaha, NE 68137


              EXCLUSIVE PRODUCT PURCHASE AND DISTRIBUTION AGREEMENT



     THIS AGREEMENT is effective as of the ____ day of October, 2001 (the "Effective Date"), by and between iSecureTrac Corporation, a Delaware corporation, having its principal offices at 5022 South 114th Street, Omaha, NE 68137 ("iSecureTrac"), and ADT Security Services, Inc., a Delaware corporation with its headquarters at One Town Center Road., P.O. Box 5035, Boca Raton, FL 33431-0835, successor in interest to SecurityLink, Inc., an Illinois Corporation ("DISTRIBUTOR").

     iSecureTrac has designed and developed and manufactures the iTracker(TM) mobile tracking device utilizing GPS and advanced communications technologies to enable accurate tracking and real time or scheduled mapping of individuals, mobile equipment and transportation vehicles.

     DISTRIBUTOR is, to the extent provided in Section 2.9, capable of monitoring the movement of iTracker units, and desires to purchase from iSecureTrac, from time to time, iTracker units and associated products on the terms and conditions described in this Agreement for resale, lease or other distribution to its customers and/or "Service Providers" (as defined herein) in the criminal justice marketplace in North America ("Target Market").

     NOW THEREFORE, iSecureTrac and DISTRIBUTOR agree as follows:

1.0  DEFINITIONS

     1.1 "Products" shall mean iTracker-ET PTUs and other specific products available for purchase by DISTRIBUTOR under this Agreement, and any replacements or substitutes therefor, as more fully described on Attachment 1 hereto.

     1.2 "Services" shall mean the Product support services to be provided by iSecureTrac to DISTRIBUTOR hereunder, including, but not limited to, training, extended warranty service and product repair services, as more fully described on Attachment 2 hereto.

     1.3 "Service Providers" shall mean third parties not affiliated with DISTRIBUTOR that (i) provide monitoring services and products to End Users and (ii) are selected, appointed, and authorized by DISTRIBUTOR, with the prior written


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          consent of iSecureTrac (which consent shall not be unreasonably withheld, denied, or delayed by iSecureTrac), to market, resell, and otherwise distribute Products to End Users.

     1.4 "End User" shall mean a prospective or actual user of Products or products similar thereto within the Target Market.

     1.5 This Agreement consists of the terms and conditions stated herein and in the Attachments which are incorporated herein by reference and consist of:

                            Attachment 1:  Product Pricing
                            Attachment 2:  Support Services
                            Exhibit A: P.O. Number SL-IST0001
                            Exhibit B: P.O. Number SL-IST0002

2.0  PURCHASER AND RESELLER

     2.1 PRODUCT PURCHASES. During the Term of this Agreement, DISTRIBUTOR may purchase from iSecureTrac the Products listed on Attachment 1 at the Prices indicated thereon, PROVIDED that DISTRIBUTOR's initial purchase order submitted to iSecureTrac, P.O. number SL-IST0001, dated June 25, 2001, a copy of which is attached hereto as "Exhibit A" and incorporated herein by this reference, shall state and govern the Prices for the quantities listed thereon, and DISTRIBUTOR's Purchase Order number SL-IST0002 dated June 25, 2001 for [confidential treatment requested] "iTracker-ET PTUs" (as defined herein) in the amount of [confidential treatment requested], a copy of which is attached hereto as "Exhibit B" ("PO SL-IST0002") and incorporated herein by this reference, shall state and govern the Prices for the quantities of Products listed thereon. Subject to the terms and conditions of this Agreement, DISTRIBUTOR hereby agrees and commits to purchase a minimum of [confidential treatment requested] iTracker-ET PTUs during the [confidential treatment requested] period from the date of DISTRIBUTOR's receipt of the first functional iTracker-ET PTU that conforms to its "Specifications" (as defined herein) as reasonably determined and acknowledged by DISTRIBUTOR in writing (the "[confidential treatment requested]Commitment" and "[confidential treatment requested] Commitment Period", respectively); provided, however, that: (i) the [confidential treatment requested] iTracker-ET PTUs ordered by DISTRIBUTOR under P.O. SL-IST0002 shall be applied against and count towards satisfaction of the [confidential treatment requested]Commitment, notwithstanding the fact that PO SL-IST0002 was issued on June 25, 2001, prior to the Effective Date and the [confidential treatment requested]Commitment Period, (ii) all iTracker-ET PTUs ordered by DISTRIBUTOR hereunder constituting "Cancelled Products" or "Deficient Products" (each, as defined herein) shall be applied against and count towards satisfaction of the [confidential treatment requested]Commitment, even if


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          DISTRIBUTOR rejects such Products and/or cancels or terminates its purchase order therefor as provided herein; provided, further, however, that if DISTRIBUTOR ultimately purchases any Cancelled Product or Deficient Product which, at the time of such purchase, has already been applied against the [confidential treatment requested]Commitment ("Previously Applied Products"), then iSecureTrac's purchase of such Previously Applied Products shall not be applied against the [confidential treatment requested]Commitment a second time (the "Double Counting Prohibition"), and (iii) iSecureTrac's sole and exclusive remedy and recourse against DISTRIBUTOR (and DISTRIBUTOR's sole and exclusive liability to iSecureTrac) in contract, tort, or under any other legal or equitable theory for any breach, default, or other failure by DISTRIBUTOR to comply with or satisfy the [confidential treatment requested]Commitment in violation of the terms hereof (each, a "Purchasing Volume Default") shall be to recoup any "Unearned Discount" previously granted to DISTRIBUTOR on the iTracker-ET PTUs actually purchased and paid for by DISTRIBUTOR hereunder during the [confidential treatment requested]Commitment Period applicable to the [confidential treatment requested]Commitment (or portion thereof in the event of early termination of this Agreement during such period) ("Purchased Units") in accordance with Attachment 1.

     2.2 RESELLER AUTHORIZATION. iSecureTrac hereby specifically authorizes DISTRIBUTOR to (i) resell, lease, rent or otherwise distribute Products to End Users and Service Providers, including the exclusive distribution of those specific Products described in Section 2.4 below, and (ii), with iSecureTrac's prior written consent (which consent shall not be unreasonably withheld, denied, or delayed by iSecureTrac), appoint and authorize Service Providers to resell, lease, rent or otherwise distribute Products to End Users.

     2.3 PURCHASE ORDERS. Products and Services purchased by DISTRIBUTOR hereunder shall be ordered for delivery only through the execution or electronic release of applicable written or electronic purchase orders issued by DISTRIBUTOR which shall state quantity, Product identification numbers and/or Product name, unit "Price" (as defined herein), point of delivery ("Delivery Destination"), delivery dates, accessories to be shipped with the Products, delivery instructions and any other special information and shall refer to this Agreement by agreement number. During the Term of this Agreement (including any extension thereof) (collectively, the "Term"), iSecureTrac shall accept, honor, and fill each purchase order issued by DISTRIBUTOR hereunder in accordance with its terms by manufacturing, performing, selling, providing, and supplying the ordered Products and Services to and for DISTRIBUTOR at and for the Prices, and in compliance with all terms, warranties, and other requirements established hereunder therefor (collectively, "Conforming Products").


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     2.4  EXCLUSIVE PRODUCTS PURCHASER AND DISTRIBUTOR. iSecureTrac is
          authorized to resell 533 EMS2000I House Arrest transmitter bracelets manufactured by Elmo Tech Ltd., Israel (the "Elmo Tech Transmitters"). iSecureTrac has configured a version of its iTracker product to receive signals from the Elmo Tech Transmitters and, together with an Elmo Tech Transmitter, operate as a single Personal Tracking Unit
          (PTU), known as the iTracker-ET PTUs ("iTracker-ET PTUs"). iSecureTrac hereby agrees to sell iTracker-ET PTUs ONLY to DISTRIBUTOR in the Target Market during the Term of this Agreement and any extension thereof. iSecureTrac and its affiliates will not, during the Term of this Agreement and any extension thereof, directly or indirectly, sell, lease, rent or make available in any manner, any iTracker-ET PTUs to any person or entity in the Target Market. iSecureTrac hereby appoints DISTRIBUTOR as the exclusive distributor in the Target Market of iTracker-ET PTUs and related documentation and materials during the Term, and hereby grants DISTRIBUTOR the sole and exclusive, royalty free right and license to market, promote, offer for sale, sell, supply, and otherwise distribute (by way of lease, rental, loan, bailment, or otherwise), and support iTracker-ET PTUs to and for End-Users and Service Providers in the Target Market during the Term (the "Distribution License"). DISTRIBUTOR may sublicense any of its rights under the Distribution License to the Service Providers, and, may exercise all such sublicensed rights concurrently with such Service Providers. Without limiting the foregoing, DISTRIBUTOR may resell, lease, rent or otherwise distribute Products directly and/or indirectly to End-Users using DISTRIBUTOR's own employees and internal resources and/or by and through one (1) more layers of Service Providers appointed by DISTRIBUTOR. Notwithstanding the foregoing, iSecureTrac agrees and acknowledges that during the Term, DISTRIBUTOR may, at its option and sole discretion, on its own and/or in conjunction with Service Providers, promote, market, offer, sell, and otherwise distribute to End Users in the Target Market DISTRIBUTOR's own and third party products that compete against the Products (including, but not limited to, the iTracker-ET PTUs) in the Target Market, and that nothing in this Agreement shall prohibit, limit, diminish, qualify, or otherwise affect DISTRIBUTOR's ability to do so, nor shall anything herein impose any duty of exclusivity upon DISTRIBUTOR.

     2.5 PRICING. Products and Services are priced for sale by iSecureTrac to DISTRIBUTOR during the Term as specified on Attachments 1 and 2 (collectively, the "Prices"). The Prices shall be fixed and firm during the [confidential treatment requested] Prices shall not increase during the Term except for Approved Price Increases implemented in accordance with this Section 2.5. The "Price" for all iTracker-ET PTUs hereunder shall be the "Contract Unit Price" specified on Attachment 1.

     2.6 INCONSISTENCIES IN P.O. TERMS. In the event of any inconsistencies between the terms of this Agreement and any terms contained on any purchase order


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          delivered to iSecureTrac hereunder, the terms of this Agreement shall govern and take priority unless such inconsistent purchase order terms have otherwise been previously agreed to by the parties.

     2.7 LICENSE. iTracker contains firmware developed and owned by iSecureTrac. A limited, non-exclusive, irrevocable, fully paid, royalty free, transferable license is hereby granted to DISTRIBUTOR, in perpetuity, for distribution and use of said software on the specific iTracker device in which said software was placed, and for no other; provided, however, that DISTRIBUTOR may, without limitation, distribute and sublicense any or all of its rights under such software license to End Users and Service Providers as part of such Distribution License. iSecureTrac shall retain all ownership of all proprietary rights to said software. The software license granted herein shall be deemed to be in effect upon delivery of each iTracker unit and shall be included in its Price.

     2.8 INDEPENDENT CONTRACTORS. Neither the above nor any other part of this Agreement shall be construed as agency, legal representation, partnership, joint venture, or any other relationship between the parties other than being separate entities which remain independent contractors.

     2.9 DISTRIBUTOR REPRESENTATION. DISTRIBUTOR hereby represents that it is capable or will use its reasonable best efforts to obtain the capability to provide 7x24 monitoring of the movement of any and all specific iTracker units (including iTracker-ET PTUs) sold to DISTRIBUTOR under this Agreement and that, furthermore, it believes that it has the capability to support End Users in their use of the Products through training and other services which are designed to ensure proper Product usage; provided, however, that each representation and covenant made by DISTRIBUTOR as stated above shall be conditioned upon iSecureTrac's performance of its obligations under this Agreement and the Hosting Services Agreement. DISTRIBUTOR further represents that it is the exclusive distributor in North America for certain products made by Elmo Tech, Ltd. ("Elmo Tech") and that it intends to maintain such exclusivity during the Term of this Agreement. DISTRIBUTOR further represents that if its exclusive distributorship of such Elmo Tech products is not maintained, then DISTRIBUTOR will, at its option, either (i) make a volume commitment purchase of iTracker-ET PTU's from iSecureTrac in order to maintain the exclusivity of this Agreement pursuant to a written amendment hereto complying with Section 14.2, or (ii) become a non-exclusive DISTRIBUTOR of the iTracker-ET PTU's. In the event DISTRIBUTOR loses its ability to provide iSecureTrac with the Elmo Tech components, for any reason, either party may terminate this Agreement on sixty (60) days prior notice to the other party without penalty or further liability or obligation to such other party.


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3.0 PRODUCT SUBSTITUTION

     3.1 NOTIFICATION. iSecureTrac shall use its best efforts to notify DISTRIBUTOR in writing of plans and intentions to modify form, fit or function of iTracker-ET PTUs, as soon as such plans have been finalized by iSecureTrac.

     3.2 SUBSTITUTION. iSecureTrac may develop and manufacture new versions of the Products purchased hereunder and substitute the same for Products then being purchased by DISTRIBUTOR at the same Price as the replaced Products, provided that, the functionality, performance, useful life, value, and efficiency of such substitutions equals or exceeds that of the Products being replaced. In the event such replacement Products replace iTracker-ET PTUs, iSecureTrac shall ensure that such replacement Products remain compatible with standard Elmo Tech Transmitters.

     3.3 DISCONTINUANCE. In the event that iSecureTrac intends to discontinue the manufacturing of specific types of Products (other than iTracker-ET PTU(s)), without substitution, it shall notify DISTRIBUTOR thereof in writing at least ninety (90) days in advance so as to enable DISTRIBUTOR to liquidate its inventory of discontinued Products and procure similar products elsewhere, if desired. iSecureTrac shall not cease manufacturing any iTracker-ET PTU at any time during the Term this Agreement, PROVIDED that it has received and accepted a purchase order from DISTRIBUTOR for any iTracker-ET PTUs at any time within the prior six (6) months.

     3.4 COMPATIBILITY WARRANTY. Notwithstanding anything in this Agreement (including, but not limited to, Section 3) to the contrary, iSecureTrac represents and warrants to DISTRIBUTOR that all iTracker-ET PTUs shall operate compatibly with standard Elmo Tech Transmitters.


4.0 SHIPMENT

     4.1. CARRIER. iSecureTrac shall select and pay for the method of shipment and the carrier, consistent with the nature of the Products and the hazards of transportation, as instructed in DISTRIBUTOR's purchase order.

     4.2. F.O.B./DELIVERY ADDRESS. All deliveries of Products made pursuant to this Agreement shall be made [confidential treatment requested], whichever made be specified by Distributor on the purchase order.

     4.3. CONFIRMED DELIVERY DATE. DISTRIBUTOR will use its best efforts to place purchase orders with iSecureTrac at least
          [confidential treatment requested] prior to delivery dates. The delivery date on each such purchase order for iTracker-ET PTU(s) in quantities of [confidential treatment requested] shall automatically be deemed a

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          "Confirmed Delivery Date" hereunder, and iSecureTrac shall accept and timely fill each such purchase order issued by SERVICE PROVIDER in accordance with its terms. Upon receipt of any purchase order issued [confidential treatment requested] prior to the delivery date specified thereon or for iTracker-ET PTU(s) in quantities of more than 500 units, iSecureTrac shall promptly confirm the delivery date designated thereon with DISTRIBUTOR, or arrange for a mutually agreeable alternative delivery date with DISTRIBUTOR (each, a "Confirmed Delivery Date") and shall fill each such purchase order on its Confirmed Delivery Date in accordance with its terms; provided, however, that if the parties fail to agree upon an alternative delivery date for any such purchase order within five (5) business days after iSecureTrac's receipt thereof, DISTRIBUTOR may cancel such purchase order free of charge, cancellation fee, or penalty, and all iTracker-ET PTUs listed on any such cancelled purchase order ("Cancelled Products") shall nevertheless be applied against and count towards satisfaction of the [confidential treatment requested]Commitment, subject to the Double Counting Prohibition applicable to any Previously Applied Products subsequently purchased by DISTRIBUTOR. If iSecureTrac does not confirm any delivery date to DISTRIBUTOR in writing within fifteen (15) calendar days of its receipt of the applicable purchase order, the delivery date stated thereon shall be deemed the Confirmed Delivery Date. iSecureTrac understands and agrees that all Products purchased by DISTRIBUTOR from iSecureTrac hereunder shall be purchased for the purpose of resale and other distribution by DISTRIBUTOR to third parties, and that DISTRIBUTOR may make resale and delivery commitments to its customers based on the terms of this Agreement.

     4.4. TRANSFER OF TITLE AND RISK OF LOSS. Title to Products shall pass to DISTRIBUTOR, and all risk of loss, damage or destruction of Products shall be assumed by DISTRIBUTOR upon receipt of the Products at the Chicago, IL warehouse designated by DISTRIBUTOR on its purchase order therefor.

     4.5. SHIPPING DELAY. iSecureTrac shall ship Products in a sufficiently timely manner as to meet Confirmed Delivery Dates. In the event iSecureTrac fails to ship Products as specified in DISTRIBUTOR's purchase orders within fifteen (15) calendar days after the Confirmed Delivery Date for any reason, DISTRIBUTOR may cancel such shipment without penalty, fee, or charge, in addition to all of its other rights and remedies under this Agreement. Notwithstanding the above, iSecureTrac reserves the right to temporarily suspend shipments not yet paid for by DISTRIBUTOR in the event DISTRIBUTOR has not paid overdue invoices to iSecureTrac [confidential treatment requested] ("Past Due Invoices") by providing written notice of such suspension to DISTRIBUTOR, in which event


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          shipping delays, for purpose of this paragraph, shall be deemed tolled. Such suspended shipments shall be immediately resumed upon iSecureTrac's receipt of payment for such Past Due Invoices.

     4.6. CANCELLATION. DISTRIBUTOR may cancel part or all of any purchase order(s) for convenience without cost or penalty, provided that such cancellation is received by iSecureTrac more than ninety (90) days prior to the Confirmed Delivery Date for the applicable shipment. If iSecureTrac receives such cancellation order for convenience within ninety (90) days of the Confirmed Delivery Date, such cancellation shall still be effective, but iSecureTrac may charge DISTRIBUTOR cancellation fees therefor, consisting of a percentage of the Price of the Products so cancelled on such purchase order, in accordance with the following schedule:

               CANCELLATION RECEIVED BY ISECURETRAC          CANCELLATION FEE

               60 to 90 days before Confirmed Delivery Date [confidential treatment requested]30 to 59 days before Confirmed Delivery Date [confidential treatment requested]0 to 29 days before Confirmed Delivery Date
                 [confidential treatment requested]
               Cancellation fees shall accrue only for (i) purchase orders cancelled by DISTRIBUTOR for its convenience under this Section
               4.6 during the time periods listed above, and (ii) "Delayed Shipments" cancelled by iSecureTrac under Section 4.7.

     4.7. RESCHEDULING. DISTRIBUTOR may, once for each shipment ordered from iSecureTrac, reschedule shipments of all or any portion of any firm purchase order at any time without penalty or charge up to the Confirmed Delivery Date determined under Section 4.4. If DISTRIBUTOR reschedules any shipment, or part thereof, not yet paid for by DISTRIBUTOR to a date more than six (6) calendar months from the Confirmed Delivery Date ("Delayed Shipments"), iSecureTrac may treat such requested delay-in-shipment as a cancellation, subject to the penalty provisions of Section 4.7 above, upon written notice thereof to DISTRIBUTOR within five (5) business days after its receipt of notice of rescheduling by DISTRIBUTOR.

     4.8. SHIPMENT CONDITION. iSecureTrac shall ship each Product to DISTRIBUTOR
          (i) in new condition, (ii) free and clear of all liens, encumbrances, security interests, claims, and other interests whatsoever, (iii) properly packaged to protect against loss and damage in transit, and
          (iv) with one (1) complete up-to-date installation/activation instructions for each Product shipped (collectively, "Activation Documentation"). As part of the Distribution License, DISTRIBUTOR and each Service Provider may reproduce, modify, and distribute the Activation Documentation


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          and/or any other tangible or intangible user or Product documentation or materials to End Users under iSecureTrac's, DISTRIBUTOR's, or the Service Provider's respective trademarks, PROVIDED that iSecureTrac's copyright notices in such Activation Documentation are not removed or altered.

5.0  CHARGES AND PAYMENTS

     5.1. INVOICES. iSecureTrac shall render invoices to DISTRIBUTOR for delivered Products upon or after shipment thereof to their Delivery Destination, and shall, except for Extended Warranty Services, bill for all Services in arrears after the performance thereof. iSecureTrac shall issue a separate invoice for each purchase order containing the following information ("Invoice(s)"): (i) the description and quantity of Products and Services ordered; (ii) the quantity of Products shipped and Services performed; (iii) the Delivery Destination; (iv) the date of shipment or performance; (v) the purchase order number; (vi) the Price hereunder for each Product and Service; (vii) the total Price for the purchase order; and (viii) any applicable taxes and discounts hereunder. All Invoices, bills of lading, and freight bills for the Products shall be delivered to DISTRIBUTOR at the "Bill To" address shown on the face of DISTRIBUTOR's purchase order. All charges shall be set forth in U.S. dollars. Invoices for Conforming Products shall be due and payable net [confidential treatment requested] days from the date of DISTRIBUTOR's receipt of such Conforming Products and an Invoice therefor (the "Payment Due Date"). Payment of any Invoice by DISTRIBUTOR, in whole or in part, shall not waive or abridge any of DISTRIBUTOR's rights or remedies under this Agreement, including, but not limited to, under the "Product Warranty."

     5.2. TAXES. Product Prices are exclusive of all taxes however designated. DISTRIBUTOR shall be responsible for the payment of only all applicable sales and/or use taxes assessed and measured directly by and upon the Prices paid for its purchases of Products and Services hereunder.

     5.3. SHIPPING CHARGES. The cost of shipping Products, including applicable insurance, to DISTRIBUTOR will be included in the Product Prices. Cost of shipping Products back to iSecureTrac for repair will be borne by the DISTRIBUTOR.

     5.5. INSPECTION. All Products shall be subject to inspection and testing by DISTRIBUTOR prior to acceptance and payment [confidential treatment requested] period before the Payment Due Date. Any Product requiring installation or activation shall not be deemed finally accepted until DISTRIBUTOR establishes that such Product is a Conforming Product


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          through appropriate testing and/or use after installation and activation.

     5.6. REJECTION. DISTRIBUTOR may, at iSecureTrac's sole cost, reject, return, withhold payment of the Price for, and/or terminate the purchase order for, the following Products on or before their Payment Due Dates ("Deficient Product(s)"): (i) any excess or unordered Products; (ii) any Product that (A) fails to operate as described in its written specifications or user documentation (collectively, "Specifications"), or (B) is defective or otherwise fails to conform in any respect to any applicable warranty or requirement hereunder;
          (iii) any Product delivered to its Delivery Destination more than 15 days after its Confirmed Delivery Date; and (iv) any Product delivered to any location other than its Delivery Destination. No amount or payment shall accrue or be due hereunder for any Deficient Product rejected and re-shipped by DISTRIBUTOR to iSecureTrac prior to its Payment Due Date, but all such Deficient Products shall nevertheless be applied against and count towards satisfaction of the [confidential treatment requested]Commitment, subject to the Double Counting Prohibition applicable to any Previously Applied Products subsequently purchased by DISTRIBUTOR. Any Products not rejected and shipped back to iSecureTrac by DISTRIBUTOR before the Payment Due Date may be deemed by iSecureTrac to have been accepted by DISTRIBUTOR.


6.0  WARRANTY

     6.1. PRODUCT WARRANTY. Each Product purchased hereunder is warranted by iSecureTrac to operate in onformity with its Specifications and be free from defects in design, materials, and workmanship, under normal use for a period of one (1) year following its date of delivery to DISTRIBUTOR at its Delivery Destination (the "Product Warranty"). The Product Warranty shall survive any expiration or termination of this Agreement, and any testing, inspection, delivery, payment, and acceptance of any Product by DISTRIBUTOR, and shall continue with respect to any unresolved warranty claim made by DISTRIBUTOR for any Product during its one (1) year warranty period. The Product Warranty on each Product shall be freely and fully assignable and transferable by DISTRIBUTOR to its customers (whether such customer is an End User or Service Provider), and may be further reassigned and re-transferred by Service Providers to End Users or other Service Providers.

     6.2. REMEDY. iSecureTrac's obligation under the Product Warranty is limited to repairing or replacing, at iSecureTrac's sole option, free of charge, F.O.B. at iSecureTrac's designated facility, within the time required hereunder, any Product which fails to conform to such Product Warranty within the one year warranty period described above, such that the repaired

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          or replacement Product redelivered to DISTRIBUTOR is a Conforming
          Product.

     6.3. PROCEDURE. Unless waived by iSecureTrac, DISTRIBUTOR will obtain a return authorization from iSecureTrac prior to returning any defective or non-conforming Product (collectively, "Defective Products"). DISTRIBUTOR will provide iSecureTrac with a written description of the claimed defect. Within five (5) business days of its receipt of each warranty claim, iSecureTrac shall issue and deliver to DISTRIBUTOR either (i) a return authorization for each Defective Product, or (ii) a written denial of such warranty claim, accompanied by an explanation therefor ("Claim Denial"). Any warranty claim not rejected by iSecureTrac in a Claim Denial timely delivered to DISTRIBUTOR within the aforementioned time period shall be deemed accepted by iSecureTrac on such date, and the requirement for a return authorization therefor shall be waived. DISTRIBUTOR may contest any Claim Denial in its sole discretion.

     6.4. EXPEDITED REPLACEMENT. iSecureTrac will repair, replace, and ship Conforming Products, repaired or replaced under this Product Warranty, back to DISTRIBUTOR at such address as may be specified by DISTRIBUTOR, within the fastest time reasonably possible, but in all events no later than thirty (30) days after issuing (or waiving) a return authorization therefor.

     6.5. LIMITATIONS. The foregoing warranty will not apply if the Product fails to function due to abuse, misuse, accident, neglect, unauthorized repair, or use other than ordinary use after delivery, in each case (i) by parties other than iSecureTrac, its employees, agents, or contractors - not including DISTRIBUTOR, and (ii) in violation of the core Product documentation delivered to DISTRIBUTOR with each Product. The foregoing warranty does not apply to Elmo Tech Transmitters (Elmo Tech Transmitters are subject to a separate warranty available from Elmo Tech) or iTracker-ET PTU components received from DISTRIBUTOR or Elmo Tech, Ltd.

          EXCEPT AS OTHERWISE PROVIDED HEREIN, THE ISECURETRAC PRODUCT WARRANTY STATED ABOVE IS GIVEN IN LIEU OF ALL OTHER WARRANTIES REGARDING THE PRODUCTS, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.0  INDEMNIFICATION AND INSURANCE

     7.1. SCOPE. iSecureTrac will defend, indemnify, and hold DISTRIBUTOR, its affiliates, and all of its and their respective directors, officers, employees, and agents (all of the foregoing entities and individuals being collectively referred to herein as the "DISTRIBUTOR Indemnitees") harmless from and against any claim, action, damages, liability, cost (including attorneys fees at trial and on appeal), expense, or loss (collectively, "Liability") arising out of or resulting from any and all claims that the Products or any part thereof or any use, offer, sale, or distribution thereof by DISTRIBUTOR in accordance with the Distribution License infringes upon or misappropriates any United States patent, copyright, trade secret, trademark, service mark, or other proprietary right (collectively, "Intellectual Property Rights"). iSecureTrac agrees to defend any suit or proceeding brought against any DISTRIBUTOR Indemnitee which is based on such claim.

     7.2. CONDITIONS. The above stated indemnity is subject to the following conditions; provided, however that any failure to satisfy such conditions shall excuse iSecureTrac from its indemnification obligation hereunder only to the extent (if any) that it is prejudiced thereby:

               (a) DISTRIBUTOR must promptly notify iSecureTrac in writing of any claim of infringement covered by such indemnity upon obtaining actual knowledge thereof and provide iSecureTrac, at its reasonable request and at iSecureTrac's expense, with the reasonable assistance, information and cooperation necessary to defend against any such claim or litigation;

               (b) DISTRIBUTOR must grant iSecureTrac sole authority to defend or settle such claim with counsel reasonably satisfactory to DISTRIBUTOR, except that the iSecureTrac shall not settle any such claim without first obtaining DISTRIBUTOR's prior written consent, unless: (i) such settlement contains no finding or admission of fault or violation of law on the part of DISTRIBUTOR, (ii) the sole relief provided in such settlement is monetary damages that are paid in full by iSecureTrac, and (iii) if iSecureTrac fails to retain counsel or otherwise defend any such claim, DISTRIBUTOR may, in DISTRIBUTOR's sole discretion and without prior notice to or approval from iSecureTrac, defend or settle such claim at iSecureTrac's sole cost and expense;

               (c) Any costs paid by iSecureTrac for such claim pursuant to its indemnity hereunder that are incurred or recovered in such litigation or negotiation shall accrue to iSecureTrac's account; and

               (d) If a preliminary injunction or final judgment is entered against DISTRIBUTOR's use, resale, distribution, or operation of any Product because of any alleged infringement, then in addition to the indemnity provided herein, iSecureTrac, at its own expense and option shall (i) modify or replace the Product so that it becomes non-infringing while providing equivalent performance, functionality, and compatibility; or (ii) procure for DISTRIBUTOR the right to continue to use and resell Products; or (iii) in the event iSecureTrac has been unable to achieve such procurement or modifications despite its best efforts, to refund to DISTRIBUTOR the Price DISTRIBUTOR paid for such Product or Products less a straight line depreciation for actual use computed based on a five (5) year useful life.

     7.3. MUTUAL INDEMNIFICATION. Each party (the "Indemnitor") will defend, indemnify, and hold the other party (the "Indemnitee") harmless for and against any Liability arising out of or resulting from: (i) the negligence or willful misconduct of the Indemnitor, its employees, and agents; and/or (ii) any breach of this Agreement by the Indemnitor, including any breach, falsity, violation, or inaccuracy of or in any representation, warranty, obligation, or covenant made by the Indemnitor hereunder.

     7.4. PRODUCTS LIABILITY INDEMNIFICATION. iSecureTrac will defend, indemnify, and hold the DISTRIBUTOR harmless for and against any Liability arising out of or resulting from any claim alleging any defect or deficiency in or involving the Products (whether in design, manufacturing, warnings, instructions, or otherwise), including, but not limited to, any claim based on products liability, strict liability in tort, negligence, breach of warranty, or any other legal or equitable theory, subject to the limitations described in
          Section 8.0 below for acts committed by individuals being monitored using the Products under any home arrest or curfew monitoring program ("Monitored Participants").

     7.5. SEC DISCLOSURE INDEMNIFICATION. iSecureTrac will defend, indemnify, and hold the DISTRIBUTOR Indemnitees harmless for and against any Liability arising out of or resulting from any "SEC Disclosure" by iSecureTrac and/or any related "SEC Disclosure Matters" (each, as defined herein), including, but not limited to, any claim brought by any third party (including, but not limited to, any governmental regulatory authority or any past, present, future, or potential shareholder or investor in iSecureTrac) based upon its use of or reliance upon any SEC Disclosure or alleging any violation of any applicable federal or state securities laws or the rules and regulations of the Securities Exchange Commission or any other state or federal governmental regulatory authority (collectively,

          "Securities Laws") involving any SEC Disclosure.

     7.6. INSURANCE. iSecureTrac agrees to obtain and maintain the following insurance policies throughout the Term at iSecureTrac's sole cost and expense (collectively, "Insurance Policies"): (1) Workers' Compensation insurance as prescribed by the law of the state in which iSecureTrac's obligations under this Agreement are performed, (2) employer's liability insurance with limits of at least $500,000 for each occurrence, and (3) comprehensive general liability insurance with limits of $1,000,000 for each occurrence, and specific contractual liability insurance to cover legal liability under this Agreement (the "CGL Policy"). All Insurance Policies shall: (i) be primary without right of contribution from any insurance maintained by DISTRIBUTOR; (ii) be issued by duly qualified insurance carriers reasonably satisfactory to DISTRIBUTOR; and (iii) require that DISTRIBUTOR be given at least thirty (30) days prior written notice of cancellation, non-renewal, or any material change therein. Contemporaneously with iSecureTrac's execution of this Agreement, iSecureTrac shall deliver to DISTRIBUTOR Certificates of Insurance evidencing the Insurance Policies required by this Agreement.


8.0  LIMITATION OF LIABILITY

     EXCEPT AS OTHERWISE PROVIDED BELOW, IN NO EVENT WILL EITHER DISTRIBUTOR OR ISECURETRAC BE LIABLE FOR (i) SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR (ii) ANY DAMAGES RESULTING FROM LOSS OF DATA, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOSS OF PROFITS, REVENUES OR USE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY PRODUCTS OR SERVICES SOLD OR PROVIDED HEREUNDER, REGARDLESS OF WHETHER DISTRIBUTOR OR ISECURETRAC, AS APPLICABLE, HAS BEEN NOTIFIED IN ADVANCE OF SUCH DAMAGES EXCEPT TO THE EXTENT THAT ANY SUCH DAMAGES, WHETHER DESCRIBED IN POINT
(i) OR (ii), ARISE OUT OF, RELATE TO, OR ARE COVERED BY: (A) A PARTY'S BREACH OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR APPLICABLE LAW PERTAINING TO INTELLECTUAL PROPERTY RIGHTS OR CONFIDENTIALITY; (B) ANY REPRESENTATION, WARRANTY, OR INDEMNITY GIVEN BY A PARTY FOR OR AGAINST PRODUCT LIABILITY OR INFRINGEMENT OF A THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS; (C) A PARTY'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR VIOLATION OF THE LAW; (D) PERSONAL INJURY OR DEATH; OR (E) ANY RESPONSIBILITY, OBLIGATION, OR INDEMNITY OF ISECURETRAC HEREUNDER FOR OR PERTAINING TO ANY SEC DISCLOSURE OR SEC DISCLOSURE MATTER.

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, iSecureTrac SPECIFICALLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE ACTS OF ANY MONITORED PARTICIPANT MAKING USE OF ANY SPECIFIC iTracker DEVICE.

     DISTRIBUTOR hereby acknowledges that it recognizes and fully understands that successful operation of iTracker units is highly dependent on wireless communication and locational devices not provided by iSecureTrac and outside of the control or scope of iSecureTrac Products. iSecureTrac DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE OPERATION OF GPS SATELLITES OR COMMERCIAL COMMUNICATIONS SYSTEMS USED IN CONNECTION WITH ITS PRODUCTS.


9.0  GOOD TITLE

     iSecureTrac hereby warrants that it has and will convey to DISTRIBUTOR sole and good title to all Products purchased by DISTRIBUTOR on the date of shipment. All Products purchased by DISTRIBUTOR shall be free and clear from all liens, encumbrances and charges, at the time of such purchase. Should iSecureTrac ship any Products to DISTRIBUTOR which are subject to any liens, encumbrances or claims by third parties, same shall be a material breach of this Agreement by iSecureTrac. In addition, iSecureTrac shall promptly notify DISTRIBUTOR of actual and prospective claims in writing and indemnify and hold DISTRIBUTOR harmless from all liability, cost and expense which may result from such liens and claims. DISTRIBUTOR may, at its sole discretion, pay and discharge any valid liens and claims against delivered Products and set off the amount of such payments against any sums due iSecureTrac hereunder.


10.0 SUPPORT SERVICES

     iSecureTrac shall provide DISTRIBUTOR with the Services described in Attachment 2 hereto, at the rates listed, upon DISTRIBUTOR's submission of a purchase order for such Services. iSecureTrac shall continue to provide and perform the Services for DISTRIBUTOR so long as any Product remains activated, continuing even after any completion, termination, or expiration of this Agreement under any circumstances whatsoever (collectively, "Agreement Termination"), including, but not limited to, any termination of this Agreement by either party for the other party's material breach hereof.


11.0 NOTICES

     Any notices required to be given hereunder will be given in writing and sent to the other party, postage or transmission cost prepaid and properly addressed, at the address indicated below:

     To iSecureTrac:

                       iSecureTrac Corporation
                       5022 South 114th Street
                       Omaha, NE 68137
                       Attn:  SecurityLink Account Manager

     To DISTRIBUTOR:

                      SecurityLink/ADT Security Services, Inc.
                      111 Windsor Drive
                      Oak Brook, IL 60523
                      Attn:  Ed Maier

    With a copy to:

                      ADT Security Services, Inc.
                      One Town Center Road
                      Boca Raton, Florida 33486-1010
                      Attn: Gray Finney, Esq., General Counsel

Notices shall be deemed given when delivered in person or received via registered or certified mail, or via a nationally recognized overnight courier, or acknowledged facsimile transmission, provided such acknowledgement is machine generated.


12.0 INFORMATION RELEASES

     12.1. PRESS RELEASES. Except as may be required by law or the rules or regulations of the Securities and Exchange Commission (subject to compliance with the terms provided below), prior to the disclosure or dissemination of any publication, notice, advertising or promotional material, public statement, or press release by either party regarding the existence or subject matter of this Agreement, or any transactions contemplated hereby (collectively, "Public Disclosures"), written consent must be obtained from the other party as to content, means and timing of such Public Disclosure, which consent may be granted or denied in such other party's sole discretion. The Public Disclosure shall be reviewed by the non-disclosing party as expeditiously as reasonable upon receipt. The following terms shall apply to any Public Disclosure made pursuant to any Securities Laws, including, but not limited to, the rules or regulations of the Securities and Exchange Commission (each, an "SEC Disclosure"): (i) except to the extent specifically required by Securities Laws, no SEC Disclosure shall, directly or indirectly, expressly or implicitly, identify or refer to the non-disclosing party or any of its affiliates by name or otherwise (the "Anonymity Requirement"), (ii) no SEC Disclosure referencing, involving, or pertaining to this Agreement, the transactions hereunder, or the non-disclosing party shall be made, published, or released without first obtaining the non-disclosing party's prior written confirmation that each portion of such SEC Disclosure referencing, involving, or pertaining to this Agreement, the transactions hereunder, or the non-disclosing party ("Relevant SEC Disclosure Provision(s)") complies with the Anonymity Requirement,
           (iii) only the Relevant SEC Disclosure Provisions (as opposed to the full text of the SEC Disclosure of which such Relevant SEC Disclosure Provisions are a part) shall be subject to the non-disclosing party's prior review and confirmation for compliance with the Anonymity Requirement, (iv) the non-disclosing party's review, approval, and/or rejection of any SEC Disclosure shall be limited solely and exclusively to an evaluation and determination of whether each Relevant SEC Disclosure Provision satisfies the Anonymity Requirement, (v) no review, approval, rejection, and/or any other act or omission on the part of the non-disclosing party with respect to any SEC Disclosure shall constitute or be taken, construed, or represented as an opinion, representation, warranty, approval, authorization, ratification, confirmation, recommendation, or guidance, or assumption of any liability, duty, or responsibility by or of the non-disclosing party for, of, or with respect to the SEC Disclosure or any matter relating thereto, including, but not limited to, the content, form, truth, accuracy, sufficiency, timing, legality, or necessity of such SEC Disclosure, the use of or reliance upon such SEC Disclosure by the disclosing party or any third party (including, but not limited to, any past, present, future, or potential iSecureTrac shareholder or investor of the disclosing party), or whether such SEC Disclosure complies with or violates any applicable Securities Law (collectively, "SEC Disclosure
           Matters"), and (vi) the disclosing party shall have and at all times retain sole and exclusive liability and responsibility for each SEC Disclosure and all SEC Disclosure Matters under all circumstances whatsoever, including, but not limited to, where the non-disclosing party confirms that an SEC Disclosure satisfies the Anonymity Requirement. Each Relevant SEC Disclosure Provision shall be a "SEC Disclosure" for all purposes hereunder.

     12.2. CONFIDENTIALITY. In connection with this Agreement, each party and its affiliates may disclose (the "Disclosing Party") to the other party (the "Receiving Party"), and the Receiving Party may otherwise obtain or learn, tangible and intangible confidential or proprietary information regarding the Disclosing Party, its affiliates, or their respective businesses, operations, customers, marketing or business plans, pricing, trade secrets, or finances (collectively, "Confidential Information"). The Receiving Party shall: (i) hold and protect the Disclosing Party's Confidential Information in the strictest confidence, using the same degree of care (but at least reasonable care) that it uses to protect its own confidential or proprietary information of a similar character; (ii) not directly or indirectly disclose any of the Disclosing Party's Confidential Information to any third party; (iii) disclose the Disclosing Party's Confidential Information only to the Receiving Party's own employees on a "need to know" basis; (iv) use the Disclosing Party's Confidential Information only during the Term of this Agreement and solely to perform the Receiving Party's obligations and rights hereunder, and for no other purpose, and (v) discontinue all use of, and return to the Disclosing Party (or in lieu of such return, destroy), all of the Disclosing Party's Confidential Information upon the earlier of (A) the Disclosing Party's request, or (B) any Agreement Termination. The Disclosing Party shall be and at all times remain the sole and exclusive owner of all of its Confidential Information and all Intellectual Property Rights therein, and the Receiving Party shall not have or acquire any right, title, or interest in or to any of the Disclosing Party's Confidential Information or any Intellectual Property Rights therein under this Agreement, by virtue of the Receiving Party's acquisition or use of the Disclosing Party's Confidential Information, or otherwise. "Confidential Information" shall be deemed to include all copies, extracts, excerpts, abstracts, and summaries containing any Confidential Information prepared by either party in any medium. Notwithstanding the foregoing, "Confidential Information" shall not include, and this
           Section 12.2 shall not apply to, any information that: (1) is at the time of disclosure, or subsequently becomes, part of the public domain through no act or failure to act on the part of the Receiving Party, (2) was already known or possessed by the Receiving Party with no obligation of confidentiality at the time of the disclosure of such information by the Disclosing Party, (3) is furnished to the Receiving Party by a third party source, provided that such third party source is not known by the Receiving Party to be prohibited from disclosing such information by a contractual, legal, or fiduciary obligation owed to the Disclosing Party, (4) is independently developed by the Receiving Party without reference to or use of any of the Disclosing Party's Confidential Information, or (5) whose disclosure is sought by subpoena, litigation discovery device, or other legal process or is otherwise required by law.

13.0 TERM AND TERMINATION

     13.1. TERM. The initial term of this Agreement shall be three (3) years from the Effective Date first written above, unless terminated earlier as provided herein. At the end of the three (3) year initial term, this Agreement shall automatically extend for up to two (2) additional, consecutive one (1) year periods upon the anniversary date of the initial term and the first annual extension thereof, unless either party terminates the Agreement, for any reason, upon 90 days written notice to the other party; provided, however, that there shall be no volume purchasing commitment, obligation, or requirement (collectively, "Purchasing Commitments"), whether in the form of the 1,000 Unit Commitment or otherwise, for any period after the 18 Month Commitment Period of the 1,000 Unit Commitment, including, but not limited to, during the balance of the initial term or during any extension or renewal term. If such cancellation notice is given and firm purchase orders hereunder are outstanding at the date of cancellation of this Agreement, this Agreement shall continue in effect until all Products specified in such purchase orders have been shipped to DISTRIBUTOR hereunder.

     13.2. CONTRACT TERMINATION. Either party may terminate this Agreement at any time upon the occurrence of any of the following events by or involving the other party ("Termination for Cause"):

               (a). The other party liquidates or ceases to conduct business in the normal course, or makes a general assignment of assets for the benefit of creditors.

               (b). The other party is in material default of any of its material oligations under this Agreement, and such material default is not cured within thirty (30) days from the date on which it was notified in writing of such default by the other party, unless subsequently waived in writing. For purposes of this paragraph, the term "default of obligations" shall include, on the part of DISTRIBUTOR, a material breach of its representation described in Section 2.9.

     13.3. TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement without cause at any time during the Term on ninety (90) days prior written notice to the other party hereto ("Termination for Convenience").

     13.4. SURVIVAL. Sections 2.9, 3.4, 4.8, 6, 7, 8, 9, 10, 12, 13, and 14,
           and all other provisions hereof that would by their very nature or terms survive this Agreement, shall survive any Agreement Termination. In addition, after any Agreement Termination, DISTRIBUTOR may continue to (i) sell and otherwise distribute the Products remaining in its inventory to liquidate same; and (ii) continue to maintain, monitor, and support the Products in service with DISTRIBUTOR's customers. In addition, Services shall continue to be provided and performed to and for DISTRIBUTOR after any Agreement Termination so long as any Products remain activated in accordance with Section 10.0.

     13.5. EFFECT ON PURCHASE COMMITMENTS. Upon the occurrence of any Agreement Termination other than a (i) Termination for Cause by iSecureTrac in accordance with Section 13.2, or (ii) Termination for Convenience by DISTRIBUTOR under Section 13.3, the
           [confidential treatment
           requested] Commitment and all other Purchasing Commitments (if any) shall terminate, and DISTRIBUTOR shall have no further liability or obligation to iSecureTrac hereunder or otherwise with respect thereto, any Purchasing Volume Default, or any similar deficiency or amount.

14.0 MISCELLANEOUS

     14.1. FORCE MAJEURE. Neither party shall be liable to the other party for failure or delay in performance of its obligations under this Agreement due to events of "force majeure," including, but not limited to strikes, wars, revolutions, fires, floods, explosions, earthquakes, other acts of God, government regulations or other causes beyond its control. Notwithstanding the foregoing, if any force majeure prevents or delays either party from performing its obligations for 180 consecutive days or more, the other party may terminate this Agreement on written notice to the delayed or non-performing party.

     14.2. AMENDMENT. This Agreement may not be changed, amended or modified except by a writing executed by the parties hereto. Terms and conditions, whether printed or written, stated in any purchase order, acknowledgement, confirmation or invoice pursuant hereto shall be of no force or effect to the extent such terms would modify, add to or are inconsistent with the terms and conditions described in this Agreement.

     14.3. CAPTIONS. The captions contained herein are for convenience of reference only and shall not affect or be construed to affect the meaning or the terms of this Agreement.

     14.4. BINDING AGREEMENT. This Agreement shall inure to the benefit of and binding upon the parties hereto and their respective successors and assigns.

     14.5. ENTIRE AGREEMENT. This Agreement and attachments hereto represent the entire and final agreement and understanding between the parties concerning the subject matter described herein. Any other agreements or understandings between the parties concerning the subject matter described herein, whether oral or written, shall be of no force and effect.

     14.6. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable under the law of the jurisdiction applicable to this Agreement, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but the rights and obligations of the parties shall be construed as if the Agreement did not contain the unenforceable provision or provisions.

     14.7. WAIVER. No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. In order for a waiver to be valid, it shall be in writing, signed by the waiving party, but need not be supported by consideration.

     14.8. ASSIGNMENT. Neither party hereto shall have the right to assign this Agreement or any obligations or rights hereunder to any third party without the prior written consent of the other party. Any attempt to make said assignment without the written permission of the other party shall be void.

     14.9. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the STATE OF NEW YORK.

    14.10. PRIVATE LABELING. Upon DISTRIBUTOR's request, iSecureTrac agrees to private label the Products and/or related Product documentation (including, but not limited to, Activation Documentation) with DISTRIBUTOR's trademarks and trade names (collectively, "DISTRIBUTOR Trademarks"), all at no additional charge to DISTRIBUTOR (collectively, "Private Labeling"). All use of DISTRIBUTOR Trademarks by iSecureTrac in connection with any Private Labeling hereunder shall be subject to a limited, personal, non-exclusive, non-transferable, non-assignable license or sublicense (in each case, without right of sublicense) granted by DISTRIBUTOR to iSecureTrac to use the DISTRIBUTOR Trademarks during the Term solely and exclusively for iSecureTrac's performance of Private Labeling as described herein and for such other purposes as DISTRIBUTOR may expressly authorize in advance in writing (the "Limited Trademark License"). All Private
            Labeling shall be submitted to DISTRIBUTOR for review in advance, and no DISTRIBUTOR Trademark shall be utilized in any Private Labeling without DISTRIBUTOR's specific prior written consent to such use. Each item of documentation or other tangible material (with each copy thereof constituting a separate item) on which any DISTRIBUTOR Trademark appears shall contain a prominent legend stating that the DISTRIBUTOR Trademarks are registered trademarks of DISTRIBUTOR or DISTRIBUTOR's affiliates. The registered symbol "(R)" appearing each time as part of the DISTRIBUTOR Trademark will constitute a sufficient legend. iSecureTrac acknowledges that DISTRIBUTOR is, and shall at all times remain, the sole and exclusive owner of the DISTRIBUTOR Trademarks and all goodwill contained therein, and that neither the Limited Trademark License, nor any Private Labeling, shall convey any right, title, or interest in or to any of the DISTRIBUTOR Trademarks or such goodwill to iSecureTrac. All goodwill arising from iSecureTrac's use of the DISTRIBUTOR

            Trademarks shall inure solely to the benefit of DISTRIBUTOR, and iSecureTrac shall not assert any claim to any right, title, or interest in or to the DISTRIBUTOR Trademarks or the goodwill associated therewith, nor shall iSecureTrac at any time take any action that could be detrimental to the goodwill associated with any DISTRIBUTOR Trademark, either during the Term or after any Agreement Termination. DISTRIBUTOR may revoke the Limited Trademark License as to any Product or related documentation not then in production upon written notice to iSecureTrac at any time with or without cause. Upon any such revocation, or any Agreement Termination, including, but not limited to, any Agreement Termination resulting from the material breach of either party hereto, the Limited Trademark License shall automatically terminate, and iSecureTrac shall immediately cease all further use of the DISTRIBUTOR Trademarks.

     IN WITNESS WHEREOF, DISTRIBUTOR and ISECURETRAC have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first above written.


iSecureTrac Corp.                    ADT Security Services, Inc.,
("iSecureTrac")                      successor in interest to SecurityLink, Inc.
                                     ("DISTRIBUTOR")


By:________________________          By:_____________________________
Name:______________________          Name:___________________________
Title:_____________________          Title:__________________________
Date:______________________          Date:___________________________

                                                         AGREEMENT NO. PA-011008

                                  ATTACHMENT 1

                                 PRODUCT PRICING

                                                                      Contract
 Product ID          Product Description                       MSRP   Unit Price*
 ----------          -------------------                       ----   -----------

2100c-ET             [confidential treatment requested]        [confidential treatment
                     Elmo Tech Transmitters                    requested]
                     iTracker-ET PTU cell unit

                     WITHOUT Elmo Tech transmitter             [confidential treatment
                                                               requested]
2100nc-ET            iTracker-ET PTU non-cell unit
                     WITHOUT Elmo Tech transmitter             [confidential treatment
                                                               requested]
2100 ACC-Case        PTU carrying case with foam
                     insert and polyester pouch                [confidential treatment
                                                               requested]

 *

     [confidential treatment requested]

                                DISCOUNT SCHEDULE


[confidential treatment requested]

iSecureTrac Corp.                    ADT Security Services, Inc.,
("iSecureTrac")                      successor in interest to SecurityLink, Inc.
                                     ("DISTRIBUTOR")


By:_________________________        By:_____________________________
Name:_______________________        Name:___________________________
Title:______________________        Title:__________________________
Date:_______________________        Date:___________________________

                                                         AGREEMENT NO. PA-011008

                                  ATTACHMENT 2

                                SUPPORT SERVICES


Service        Description                                             Fee
-------        -----------                                             ---
TRAINING       On-site training with DISTRIBUTOR
               designated personnel (up to
               8 persons per session), covering installation
               of bracelets, Personal Tracking Units, monitoring,
               establishing limiting parameters per iTracker unit,
               Mapping and Reporting.                                  [confidential treatment requested]

     iSecureTrac will also invoice DISTRIBUTOR for reasonable travel expenses actually incurred by iSecureTrac personnel in providing on-site training consisting of transportation, lodging, and meals. Prior to scheduling on-site training, iSecureTrac will submit a training agenda for DISTRIBUTOR's approval.

--------------------------------------------------------------------------------
EXTENDED                iSecureTrac will provide repair and replacement
WARRANTY SERVICE        service for each iTracker PTU purchased under this
                        Agreement for one (1) or two (2) or three (3) year periods beyond the original Product Warranty period and on the same terms as the Product Warranty described in this Agreement. Cost per year:

             iTracker 2100c PTU (cell unit)   [confidential treatment requested]
        iTracker 2100nc PTU (non-cell unit)   [confidential treatment requested]

     Extended warranty service must be ordered at the time of the purchase order of the Products.


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


AGREEMENT NO. PA-010910
ATTACHMENT 2



-------------------------------------------------------------------------------------------------
NON-WARRANTY          Products are repaired by iSecureTrac on a time
REPAIR SERVICE*       and materials basis. Hourly labor charge:[confidential treatment requested]
                            Handling charge for each Product: [confidential treatment requested]

*Will not be performed or invoiced unless authorized in advance by DISTRIBUTOR's purchase order
--------------------------------------------------------------------------------


iSecureTrac Corp.                    ADT Security Services, Inc.,
("iSecureTrac")                      successor in interest to SecurityLink, Inc.
                                     ("DISTRIBUTOR")


By:___________________________       By:_____________________________
Name:_________________________       Name:___________________________
Title:________________________       Title:__________________________
Date:_________________________       Date:___________________________


















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


                                                         AGREEMENT NO. PA-011008


                                   EXHIBIT "A"

                             P.O. NUMBER SL-IST0001


                                 Attached Hereto

                                                         AGREEMENT NO. PA-011008



                                   EXHIBIT "B"

                             P.O. NUMBER SL-IST0002


                                 Attached Hereto




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